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JV-333313

                                                                   EXHIBIT 10.22

                         Guarantee Of Member Obligations

      This Guarantee is made and entered into as of September 30, 2003.

                                   WITNESSETH

      WHEREAS, The Northwestern Mutual Life Insurance Company ("Northwestern Mutual"), AH Michigan Owner Limited Partnership, an Ohio limited partnership ("AHMI") and AH Pennsylvania Owner Limited Partnership, an Ohio limited partnership ("AHPA") are entering into that certain Limited Liability Company Agreement dated as of September 30, 2000 (the "Agreement") for BROOKDALE SENIOR HOUSING, LLC, a Delaware limited liability company (the "Company") (capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement), of which Northwestern Mutual, AHMI and AHPA are the sole members; and

      WHEREAS, as a condition to Northwestern Mutual's investment in the Company and its undertaking of continuing obligations under the Agreement, Northwestern Mutual requires the execution of this Guarantee by the undersigned;

      NOW, THEREFORE, in consideration of Northwestern Mutual's undertaking its obligations under the Agreement and as an inducement to Northwestern Mutual to do so, the undersigned agrees as follows:

1. The undersigned hereby guarantees to Northwestern Mutual the full and faithful performance by AHMI and AHPA of their obligations under the Agreement, including, without limitation, the obligation to make Capital Contributions to the Company as required pursuant to the terms of the Agreement, the obligation to repay any Default Loans made by Northwestern Mutual to AHMI and/or AHPA, including any interest thereon and any costs and expenses incurred by Northwestern Mutual in the collection thereof, the performance of all nonmonetary obligations of AHMI and/or AHPA under the Agreement and the payment of any losses and damages incurred by Northwestern Mutual resulting from any breach of the Agreement by AHMI and/or AHPA (the "Guaranteed Obligations").

      2. If Northwestern Mutual determines (in its sole and reasonable discretion) that AHMI and/or AHPA have failed or is failing to perform any of its Guaranteed Obligations, the undersigned shall, within ten (10) business days after its deemed receipt of any written notice or demand from Northwestern Mutual, take such action, enter into such contracts and advance such funds as may be directed by Northwestern Mutual in any such notice or demand to fulfill the obligations of AHMI and AHPA under the Agreement.

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      3.    All notices and demands to be sent by Northwestern Mutual to the undersigned shall be sent by certified U.S. mail, postage prepaid, return receipt requested, or by overnight courier service (e.g. Federal Express) in either case addressed to the undersigned at the address set forth opposite the undersigned's signature below and shall be deemed received on the earlier of:
(i) actual delivery; or (ii) three (3) business days after deposit, if sent by the U.S. mail as aforesaid, or one (1) business day after deposit, if sent by courier service as aforesaid.

      4. The undersigned waives notice of acceptance of this Guarantee by Northwestern Mutual and any and all notices and demands of every kind (except as provided above) which may be required to be given by any statute or rule of law and agrees that the undersigned's liability hereunder shall be in no way affected, diminished or released by any extension of time or forbearance which may be granted to AHMI or AHPA (or any successor to AHMI or AHPA) or by reason of any change or modification in the Agreement.

      5. The undersigned agrees that this Guarantee may be enforced by Northwestern Mutual without the necessity at any time of resorting to or exhausting any remedy under the Agreement, any other guarantee or any instrument evidencing or securing any loan made by Northwestern Mutual to the Company or any remedy at law or in equity, and the undersigned hereby waives the right to require Northwestern Mutual to proceed against AHMI, AHPA or the Company or to require Northwestern Mutual to pursue any other remedy or enforce any other right. The undersigned further agrees that nothing contained herein shall prevent Northwestern Mutual from bringing any action, instituting any equitable proceeding or exercising any other rights available to it under any instrument evidencing or securing any loan made by Northwestern Mutual to the Company or any indebtedness of the Company to Northwestern Mutual, and the exercise of any of the aforesaid or completion of any foreclosure proceedings shall not constitute a discharge of any of the undersigned's obligations hereunder, it being the purpose and intent of the undersigned that the undersigned's obligations hereunder shall be absolute, independent and unconditional. Neither the undersigned's obligations under this Guarantee nor any remedy for the enforcement thereof shall be impaired, modified, changed, or released in any manner whatsoever by operation of law including AHMI's bankruptcy or AHPA's bankruptcy. The foregoing language is not intended to characterize the undersigned as a Member in the Company.

      6. If it becomes necessary for Northwestern Mutual to employ counsel to enforce the obligations of the undersigned hereunder, the undersigned agrees to pay reasonable counsel fees and expenses in connection therewith.

      7. If any provision or portion thereof of this Guarantee is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or

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portion thereof shall be deemed stricken and severed from this Guarantee and the remaining provisions and portions thereof shall continue in full force and effect.

      IN WITNESS WHEREOF, this GUARANTEE has been executed as of the day and year set forth above.

                                         BROOKDALE LIVING COMMUNITIES, INC., a
                                         Delaware corporation
Address:
Brookdale Living                         By:   /s/ R. Stanley Young
                                               --------------------------------
Communities, Inc.                        Name: R. Stanley Young
330 N. Wabash Avenue                     Its:  Executive Vice President, Chief
Suite 1400                                     Financial Officer and Treasurer
Chicago, Illinois  60611
Attention: R. Stanley Young

      with copy to:

Brookdale Living
Communities, Inc.
330 N. Wabash Avenue
Chicago, Illinois  60611
Attention:  Deborah Paskin